UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

KARTOON STUDIOS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-37950 (Commission File Number)	20-4118216 (I.R.S. Employer Identification No.)

190 N. Canon Drive, 4th Fl., Beverly Hills, CA 90210

(Address of principal executive offices) (Zip Code)

(310) 273-4222

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TOON	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS

On April 23, 2024, Kartoon Studios, Inc. (the “Company”) announced the initial closing of its registered direct offering of up to $7,000,000 (the “Offering”). In the initial closing on April 23, 2024, the Company sold 3,900,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), and pre-funded warrants to purchase up to 100,000 shares of Common Stock (the “Pre-funded Warrants”) to an institutional investor (the "Investor"), at $1.00 per share of Common Stock and $0.99 per Pre-funded Warrant, for aggregate gross proceeds of approximately $4,000,000, prior to deducing placement agent fees and other offering expenses, pursuant to a securities purchase agreement, dated April 18, 2024 (the “SPA”). Pursuant to the terms of the SPA, the Investor has the sole option to purchase up to an additional 3,000,000 shares of Common Stock and/or Pre-funded Warrants as part of the Offering, at $1.00 per share of Common Stock and $0.99 per Pre-Funded Warrant, in up to three subsequent closings during the 180-day period following the date of the SPA in which each subsequent closing is equal to no less than $1,000,000, whereby the Company would receive additional aggregate gross proceeds of up to $3,000,000 (together with the gross proceeds from the initial closing, up to a total of $7,000,000), prior to deducting placement agent fees and other offering expenses. The total expenses of the Offering, including registration, filing and listing fees, the placement agent’s accountable expense, printing fees and legal and accounting expenses, but excluding placement agent fees, are approximately $670,000.00, all of which are payable by the Company.

A copy of the press release announcing the initial closing of the Offering is attached hereto as Exhibit 99.1 along with a copy of the press release announcing the pricing as Exhibit 99.2, as issued on April 18, 2024.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
10.1*	Securities Purchase Agreement, dated April 18, 2024, by and between Kartoon Studios, Inc. and each purchaser identified therein

99.1	Press Release of Kartoon Studios, Inc., dated April 23, 2024

99.2	Press Release of Kartoon Studios, Inc., dated April 18, 2024

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*       Exhibit is being refiled hereto due to a formatting error made in the version as filed in the Form 8-K on April 19, 2024.

Forward Looking Statements

This Current Report on Form 8-K contains certain statements which constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARTOON STUDIOS, INC..

Date: April 23, 2024	By:	/s/ Andy Heyward
Name: Andy Heyward
Title: Chief Executive Officer

3